UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNTCQ*	*

* On May 26, 2020, the registrant’s Common Stock was suspended from trading on the NYSE. Effective May 27, 2020, trades in the registrant’s Common Stock began being quoted on the OTC Pink Marketplace under the symbol “UNTCQ.” On June 10, 2020, the New York Stock Exchange filed a Form 25 to delist the registrant’s common stock and to remove it from registration under Section 12(b) of the Exchange Act.

Introductory Note

As previously disclosed, on May 22, 2020, Unit Corporation (the Company) and its wholly owned subsidiaries, Unit Petroleum Company (UPC), Unit Drilling Company (UDC), 8200 Unit Drive, L.L.C. (8200 Unit), Unit Drilling Colombia, L.L.C. (Unit Drilling Colombia) and Unit Drilling USA Colombia, L.L.C. (Unit Drilling USA and together with the Company, UPC, UDC, 8200 Unit and Unit Drilling Colombia, the Debtors) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (Bankruptcy Code) with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (Bankruptcy Court). The Debtors’ Chapter 11 cases (Chapter 11 Cases) are being jointly administered under the caption In re Unit Corporation, et al., Case No. 20-32740 (DRJ).

Item 1.01 Entry Into Material Definitive Agreement.

On June 19, 2020, the Bankruptcy Court entered the Final Order (I) Authorizing the Debtors to (A) Obtain Senior Secured Superpriority Postpetition Financing and (B) Utilize Cash Collateral of the RBL Secured Parties, (II) Granting Adequate Protection to the RBL Secured Parties, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief [Docket No. 173] (Final DIP Order).

Among other things, the Final DIP Order approved, on a final basis, the Debtors’ obtaining financing pursuant to the Superpriority Senior Secured Debtor-in-Possession Credit Agreement (DIP Credit Agreement), dated May 27, 2020, by and among the Debtors, the lenders party thereto and BOKF, NA dba Bank of Oklahoma, as administrative agent. The credit facility under the DIP Credit Agreement (DIP Credit Facility) consists of (i) a $36.0 million new money, multi-draw credit facility, of which $18.0 million became available upon the Bankruptcy Court’s entry of an interim order on May 26, 2020, (ii) the refinancing under the DIP Credit Agreement of $96.0 million of pre-petition borrowings and related obligations incurred under the Senior Credit Agreement, dated as of September 13, 2011 and as amended, among the Company, UPC, UDC, the lenders party thereto and BOKF, NA dba Bank of Oklahoma, as administrative agent.

The above description of the DIP Credit Agreement is not complete and is qualified in its entirety by reference to the DIP Credit Agreement, which is filed as Exhibit 10.1 to the Current Report filed by the Company on June 1, 2020 and incorporated by reference in this Item 1.01. The above description of the Final DIP Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Final DIP Order which is available on the docket of the Chapter 11 Cases, which can be accessed via PACER at https://www.pacer.gov. Additional information about the Chapter 11 Cases, including the DIP Credit Agreement, the Final DIP Order and other motions, orders and other court filings relating to the Chapter 11 are available for free on the website maintained by the Debtors’ claims agent, Prime Clerk, at https://cases.primeclerk.com/UnitCorporation or by calling (877) 720-6581 (Toll Free) or (646) 979-4412 (Local).

Item 1.03. Bankruptcy or Receivership.

On June 19, 2020, the Court entered orders granting relief on several motions filed by the Company. Among others, the Court entered the Order (I) Conditionally Approving the Disclosure Statement; (II) Scheduling a Combined Plan and Disclosure Statement Hearing; (III) Approving the Solicitation Packages and Procedures; (IV) Approving the Form of Ballots, Notices, and Other Solicitation Materials; and (V) Granting Related Relief [Docket No. 175] (Solicitation Order). The Solicitation Order approved the disclosure statement (Disclosure Statement) for the Company’s Joint Chapter 11 Plan of Reorganization (Plan) on a conditional basis as containing adequate information within the meaning of section 1125 of the Bankruptcy Code, and authorized the Debtors to distribute the Disclosure Statement and related solicitation package in order to solicit votes on, and pursue confirmation of, the Plan. The Solicitation Order also fixed (i) June 22, 2020 as the record date for holders of interests in or claims against the Debtors to vote and (ii) July 29, 2020, at 5:00 p.m. (Prevailing Central Time) as the deadline for holders of interests in or claims against the Debtors to return their ballots.

The Plan is subject to the vote of those holders of interests in or claims against the Debtors described in the Disclosure Statement and is further subject to the approval of the Bankruptcy Court. The Bankruptcy Court has scheduled a hearing for August 6, 2020 to consider whether to confirm the Plan. The Company anticipates that the effective date of the Plan would occur shortly following the Plan confirmation.

The Court also entered the Order (I) Establishing Bar Dates and Procedures and (II) Approving the Form and Manner of Notice Thereof [Docket No. 170] (Bar Date Order), which establishes certain deadlines for filing proofs of claim. The Bar Date Order, among other things, fixed July 17, 2020 at 5:00 p.m. (Prevailing Central Time) as the general bar date (General Bar Date) for filing proofs of claim in the Debtors’ Chapter 11 Cases and November 18, 2020 at 5:00 p.m. (Prevailing Central Time) as the bar date for governmental units to file proofs of claim. Details regarding who is required to file a proof of claim and how to file proofs of claim can be found in the Bar Date Order. Holders of the Company’s Common Stock need not file a proof of interest on or before the General Bar Date; provided, however, that holders of Common Stock who wish to assert claims against the Debtors that arise out of or relate to the ownership or purchase of an interest, including claims arising out of or relating to the sale, issuance, or distribution of the interest, must file a proof of claim by the applicable bar date, unless another exception applies. Any person or entity that is required to file a proof of claim in the Chapter 11 Cases pursuant to the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, or the Bar Date Order with respect to a particular claim against the Debtors, but that fails to do so properly by the applicable bar date, shall not be treated as a creditor with respect to such claim for purposes of (a) voting upon the Plan and (b) distribution from property of the Debtors’ estates.

In addition, the Court entered the Order (I) Establishing Notification Procedures and (II) Approving Requirements and Restrictions on Certain Transfers of Claims Against the Debtors’ Estates [Docket No. 171] (Claims Procedures Order), which approves procedures (Claims Procedures) on a final basis that may, upon filing and approval of a 382(l)(5) Disclosure Statement (as defined in the Claims Procedures Order), among other things, restrict the acquisition, or require the sell down, of certain claims against the Debtors’ estates. The Claims Procedures set forth certain future circumstances under which any person, group of persons, or entity that has acquired or, as a result of a proposed transaction would acquire, beneficial ownership of a substantial amount of claims against the Debtors can be required (i) to file notice of their holdings of such claims and of such proposed transaction, which transaction may be restricted if it could cause such holder to accumulate claims above an applicable percentage, and (ii) upon a subsequent order of the Bankruptcy Court, after notice and hearing, to sell, by a specified date following the confirmation of a Chapter 11 Plan of the Debtors, all or a portion of such claims.

The above descriptions of the Solicitation Order, Bar Date Order and Claims Procedures Order do not purport to be complete and are qualified in their entirety by reference to the full texts of the Solicitation Order, Bar Date Order and Claims Procedures Order, which are available on the docket of the Chapter 11 Cases, which can be accessed via PACER at https://www.pacer.gov. Additional information about the Chapter 11 Cases, including the Solicitation Order, Bar Date Order and Claims Procedures Order and other motions, orders and other court filings relating to the Chapter 11 are available for free on the website maintained by the Debtors’ claims agent, Prime Clerk, at https://cases.primeclerk.com/UnitCorporation or by calling (877) 720-6581 (Toll Free) or (646) 979-4412 (Local).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: June 25, 2020	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President, Secretary & General Counsel